                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2002 appearing on page F-2 of AIG SunAmerica Life Assurance Company's (formerly, Anchor National Life Insurance Company) Annual Report on Form 10-KA for the year ended December 31, 2001 and of our report dated
June 21, 2002 relating to the financial statements of Variable Annuity Account Seven. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

PricewaterhouseCoopers LLP
Los Angeles, California
September 16, 2002